SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              Save On Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                   Georgia                               58-2267238
(State of Other Jurisdiction of Incorporation)        (I.R.S. Employee
                                                     Identification No.)

                             4851 Georgia Highway 85
                                    Suite 211
                           Forest Park, Georgia 30050
                                 (404) 765-0131
                    (Address of Principal Executive Offices)

                       Advisory and Consulting Agreements
                            (Full Title of the Plan)

                                 Robby E. Davis
                      President and Chief Executive Officer
                          Ste. 211, 4851 Georgia Hwy 85
                            Forest Park Georgia 30050
                     (Name and Address of Agent For Service)

                                 (404) 765-0131
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Scott Montell, Esq.
                             Membrado & Montell, LLP
                         535 West 34th Street, 2nd Floor
                            New York, New York 10001

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE           AMOUNT OF
        REGISTERED             REGISTERED           SHARE (1)          OFFERING PRICE     REGISTRATION FEE
--------------------------- ----------------- ----------------------- ------------------ --------------------
 Common Stock, par value        750,000               $0.655              $491,250             $122.81
     $.001 per share


     (1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h)(1) based on the average of the bid and ask prices of the Common Stock on the OTCBB on May 31, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference.

The following documents filed by Save On Energy, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Registrant with the Commission since December 31, 2000; and

     (c) Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

The Registrant is authorized to issue an aggregate of 25,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of June 4, 2001, 6,601,146 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The shares of common stock outstanding, and the shares issued hereby will be, legally issued, fully paid and non-assessable. Holders of the common stock are entitled to one vote per share with respect to all matters that are required by law to be submitted to a vote of stockholders. Holders of the common stock are not entitled to cumulative voting. The common stock has no preemptive, or sinking fund rights.

In the event of the Registrant's liquidation, dissolution or winding up, holders of common stock, subject to the rights of any series of preferred stock which may be designated and issue in the future, are entitled to share ratably all the Registrant's remaining assets, after satisfaction of our liabilities.

The Registrant has reserved the right for the Board of Directors to designate the preferred stock into such classes or series as it deems necessary. Any such series or classes of preferred stock which may be designated by the Board of Directors in the future may effect the rights of the class of common stock.

There are currently warrants outstanding to purchase up to 849,400 shares of common stock. Warrants to purchase up to 200,000 are exercisable at a price per share of $.01 per share. The remaining warrants are exercisable at per share prices ranging from $0.75 to $1.50.

The Common Stock is traded in the over-the-counter market (the "OTC Bulletin Board") and quoted under the symbol "SOEI".

Item 5.     Interests of Named Experts and Counsel.

The validity of the securities being registered by this Registration Statement are being passed upon for the Registrant by Membrado & Montell, LLP. As of the date of this Registration Statement, Membrado & Montell, LLP owned a warrant to purchase up to up to 100,000 shares of the Registrant's Common Stock at a purchase price of $0.01 per share.

Item 6.     Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the "Code") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if such individual conducted himself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under
Section 14-2-851 of the Code or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him.

Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Code or that it is fair and reasonable to indemnify such director in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in Section 14-2-851 of the Code, failed to comply with Section 14-2-853 of the Code or was adjudged liable according to Section 14-2-851 of the Code. However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the Code, the court may also order the corporation to pay the director's reasonable expenses in obtaining the court-ordered indemnification or advance of expenses.

Section 14-2-852 of the Code provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or a contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit; or (iv) making distributions in violation of Section 14-2-640 of the Code. Section 14-2-857 of the Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under
Section 14-2-852 and is entitled to apply for court-ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or by contract.

Section 14-2-858 of the Code provides that a corporation may purchase and maintain on behalf of a director, officer, employee or agent of a corporation insurance against liability asserted against or incurred by that person serving in such capacity for the corporation or arising from his status.

The Registrant's Articles of Incorporation filed with the Georgia Secretary of State on April 1, 1996 provide that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Code, as the same may be amended or supplemented. Under Section 14-2-202 of the Code, a Georgia corporation's articles of incorporation may limit a director's liability to the company or its shareholders for monetary damages, except liability: (a) for any appropriation, in violation of the director's duties, of a corporate business opportunity; (b) for acts or omissions involving intentional misconduct or knowing violation of the law; (c) for the types of liability set forth in Code Section 14-2-832 (regarding liability for unlawful corporate distributions); and (d) for any transaction from which the director received an improper personal benefit.

In addition, the Registrant's Articles of Incorporation provide that the Registrant will, to the fullest extent permitted by the provisions of the Code, as the same may be amended and supplemented, indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Code, and the indemnification provided for will not be deemed to be exclusive of any other rights to which those indemnified may be entitled, both as to action in such persons official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of the heirs, executors, and administrators of such a person. Section 14-2-853 of the Code provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation a written request which complies with the requirements of such Section.

The Registrant does not currently maintain directors' and officers' liability insurance at this time although it expects to obtain a such insurance with a limit of liability of $1,000,000 in the near future.

Commission Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.     Exemptions from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibits to this registration statement are listed in the index to Exhibits on page 8.

Item 9.     Undertakings.

a)   The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 5, 2001.

SAVE ON ENERGY, INC.

By: /s/ Robby E. Davis
    ------------------
        Robby E. Davis, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Title                             Date

/s/ Robby E. Davis         President, Chief Executive            June 5, 2001
------------------         Officer and Director
    Robby E. Davis


/s/ Jeffrey F. Davis       Vice President, Secretary             June 5, 2001
--------------------       and Director
    Jeffrey F. Davis


/s/  Edward Kramer         Director                              June 5, 2001
------------------
     Edward Kramer

                                INDEX TO EXHIBITS

      Exhibit
       Number              Description

          4.1 Consulting Agreement dated as of June 7, 2001 by and between the Registrant and Alyce Schreiber.

          4.2 Consulting Agreement dated as of June 7, 2001 by and between the Registrant and Peggy Press.

          4.3 Addendum, dated June 7, 2001, to Consulting Agreement dated as of April 25, 2001 by and between the Registrant and Aspen Capital Partners, LLC.

          5.1  Opinion of Membrado & Montell, LLP

          23.1 Consent of Jack Kane & Co., PC

          23.2 Consent of Membrado & Montell, LLP (contained in Exhibit 5.1 to this Registration Statement)

Exhibit 4.1
                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 25th day of April, 2001 by and between Alyce Schreiber ("Consultant"), and Save On Energy, Inc. (the "Client")

WHEREAS, Consultant is in the business of providing services for management consulting, business advisory, and providing the identification and structuring of acquisitions;

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed; and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to Client.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. The client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention.

It is acknowledged and agreed by the Client that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The services of Consultant shall not be Exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2. Independent Contractor. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker's compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

3. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

4. Term of Agreement. The term of this Agreement shall be for a six (6) month period, commencing on the date of this Agreement, subject to prior termination as hereinafter provided.

5. Compensation. In providing the foregoing services, Consultant shall be responsible for all costs incurred except the Client will be responsible for mailing out due diligence requests for potential shareholders. Client shall pay Consultant for its services hereunder as follows: to transfer 250,000 shares of Save On Energy, Inc, (symbol: SOEI) common stock to Consultant within seven days of the signing of this agreement. Any shares shall be unrestricted as to transferability and the Certificates shall not bear any legends or restrictions.


6. Client's Representations. The Client represents that, if so required, it is in compliance with all applicable Securities and Exchange Commission reporting and accounting requirements and all applicable requirements of the NASD or any stock exchange. The Client further represents that it has not been and is not the subject of any enforcement proceeding or injunction by the Securities and Exchange Commission or any state securities agency.

7. Termination.

(a) Consultant's relationship with the Client hereunder may be terminated for any reason whatsoever, at any time, by either party, upon 3 days written prior notice.

(b) This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or Consultant.

(c) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default.

(d) Consultant and Client shall have the right and discretion to terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

(e) In the event of any termination hereunder all shares or funds paid to the consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further duties or responsibilities to each other except that the Client shall be responsible to make any and all payments if any, due to the Consultant through the date of the termination and the Consultant shall be responsible to comply with the provisions of section 8 hereof.

8. Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

9. Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

10. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate, this Agreement within seven (7) business days of receipt of written notice of conflict shall constitute the Client's ongoing consent to the Consultant's outside consulting services.

11. Disclaimer of Responsibility for Act of the Client. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

12. Indemnification.

(a) The client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein, or
(b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation of state or federal securities laws.

(b) The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant (c) a violation of state or federal securities laws.

13. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail, or by Federal Express or other recognized overnight courier to the principal office of each party.

14. Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

15. Assignment. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

16. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

17. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

18. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

19. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

20. Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Miami-Dade County, Florida.

22. Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:


By:  /s/ Alyce Schreiber              DATE: _6/1/01_________________________
     -------------------
         Alyce Schreiber


CLIENT:

Save on Energy, Inc.

By: /s/ Ricky Davis                   DATE: _6/7/01_________________________
    ----------------
        Ricky Davis

Exhibit 4.2
                              CONSULTING AGREEMENT

This Agreement between SAVE ON ENERGY, INC., hereinafter the "Company", and Peggy Press, hereinafter the "Consultant", collectively, the "Parties".

WHEREAS the Company desires to obtain Consultant's marketing services in connection with raising its profile to the investment community; and

WHEREAS the Consultant is willing to undertake to provide such services as more fully delineated below;

NOW, THEREFORE, the Parties hereto agree as follows:

1. TERM. Company agrees to engage Consultant for twelve (12) Months from the date hereof. Either party may, in its sole discretion, terminate this contract upon 30 days written notice to the other. Upon such termination, neither party shall be further obligated hereunder nor will either party have any further liability to the other.

2. SERVICES. Consultant will render assistance to the Company on matters relating to the development of its business plan, budgets, capitalization structure and strategic plans. Consultant will attend meetings at the request of the Company and will develop, analyze and report to the company on an ongoing basis for the projects as defined above.

3.   COMPENSATION.

     (a) The Company shall pay to Consultant 250,000 shares of the Company's common stock. Shares shall be unrestricted and bear no legend. Shares shall be issued to Consultant within fourteen (14) days of the date of the execution of this contract.

4. EXPENSES. The Company shall reimburse the Consultant for actual out-of-pocket expenses incurred per month relative to the performance of the Consultants' duties. The Consultant will not incur expenses without the consent of the Company. Expenses shall be due and payable in accordance with the Company's regular accounts payables procedures.

5. STATUS OF CONSULTANT. Consultant shall be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company. Consultant may make use of other third parties in order to complete the services described herein. All responsibility to compensate these third parties shall be the sole responsibility of the Consultant.

6. LIMITATIONS ON SERVICES. (a) The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc. (collectively with its subsidiaries being hereinafter referred to as the "NASD"), in-house "due diligence" or "compliance" departments of licensed securities firms, etc.; accordingly, Consultant agrees that it will not release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been generally released or promulgated. Additionally, because of the Company's status under federal securities laws, in any circumstances where Consultant is describing the securities of Company to a third party, Consultant shall disclose to such person the compensation received from the Company to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended; however, the Parties acknowledge they do not contemplate that the Consultant shall be involved in any activities on behalf of the Company requiring such descriptions or disclosures, or that the Services involve any activities subject to regulation under federal or state securities laws other than the prohibitions of the Foreign Corrupt Practices Act, except for the introduction of the Company and its principals to licensed broker dealers in securities, securities analysts, money and mutual fund managers and appropriate corporate information and stockholder relations specialists.

7. NON EXCLUSIVE NATURE OF CONTRACT. The Company recognizes that the Consultant now renders and may continue to render consulting services to other companies which may or may not have policies and conduct activities similar to those of the Company.

8. JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

9. REPRESENTATIONS OF COMPANY. The Company understands to deliver to the consultant all requested information to enable the Consultants to perform their duties hereunder. The Company fully acknowledges that the Consultant is relying on such information and confirms that all such information shall be true and correct. In the event that any information is not correct, you will indemnify the Consultant for all costs and expenses incurred in any defense and shall continue to be liable for Consultants' fees for the term of the Agreement.

10. LIABILITY OF CONSULTANT. In furnishing the Company with management and advice and other services as herein provided, neither Consultant nor any officer, director, or agent thereof shall be liable to the Company or its creditors for errors of judgement or for anything except malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. It is further understood and agreed that the Consultant may rely upon information furnished to them reasonably believed to be accurate and reliable and that, except as herein provided, the Consultant shall not be accountable for any loss suffered by the Company by reason of Company's action or non-action on the basis of any advice, recommendation or approval of consultant, their employees or agents. The parties hereafter acknowledge that the Consultant undertakes no responsibility for the accuracy of any statements to be made by the management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers.

11. MISCELLANEOUS. All final decisions with respect to consultation, advice and services rendered by Consultant to the Company shall rest exclusively with the Company. This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein. Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto. In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any state or federal securities law, then this Agreement shall be deemed terminated, and null and void upon such termination; neither party shall be deemed terminated, and null and void.


Agreed and Accepted this _7_ day of _June_, 2001 by:



Save On Energy, Inc.


By:/s/ Ricky Davis
   ---------------------------
       Ricky Davis

Its:CFO & Treasurer
   ---------------------------


Consultant


By:/s/ Peggy Press
   ----------------------------
       Peggy Press

Exhibit 4.3
                              Addendum to Contract




This shall confirm our conversation in which we agreed to amend the consulting contract between Aspen Capital Partners, LLC (the "Consultant") and Save On Energy, Inc. (the "Company") to award compensation directly to some of the members of Aspen Capital Partners, LLC for services performed on behalf of the company. Specifically, Pete Peterson shall receive 150,000 shares of common stock of the Company and Nancy Peterson shall receive 100,000 shares of the common stock of the Company. They shall receive these shares in addition to any compensation included in the Consultant's contract. These shares shall be for the development of sales, vendor and trade show plans, including the planning and execution thereof. The shares shall be unrestricted and bear no legends. The Company agrees that these shares shall be registered on form S-8 or other applicable registration statement within ten (10) days from the date below. All other terms and conditions of the existing contract between the Company and Consultant shall remain in full force and effect.


Agreed and accepted this ____7_____ day of _June_,2001




Aspen Capital Partners, LLC


/s/
---

Its:__President________________


Save On Energy, Inc.

/s/ Ricky Davis
----------------
    Ricky Davis

Its:_CFO & Treasurer_____

EXHIBIT 5.1

                         [MEMBRADO & MONTELL LETTERHEAD]


                                                           June 11, 2001


Save On Energy, Inc.
4851 Georgia Highway 85
Suite 211
Atlanta, Georgia  30050

     Re:  Save On Energy, Inc. Registration Statement on Form S-8

To the Board of Directors:

We have acted as counsel for Save On Energy, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 750,000 shares of common stock, par value $0.001 per share (the "Shares") issuable by the Company pursuant to certain consulting agreements (the "Consulting Agreements")

As such counsel, we have reviewed the Consulting Agreements. We have also examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, we are of the opinion that: (i) the Shares are duly authorized; and (ii) upon the issuance of the Shares, in accordance with the terms of the Consulting Agreements, the Shares will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Membrado & Montell, LLP
                                            ---------------------------
                                                Membrado & Montell, LLP

EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Save On Energy, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement of Save On Energy, Inc. on Form S-8, of our report dated March 23, 2001, on our audit of the financial statements of Save On Energy, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.




                                        /s/ Jack Kane & Company, P.C.
                                        ----------------------------
                                            Jack Kane & Company, P.C.